UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2014

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1114 Avenue of the Americas, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 3, 2014, the Interpublic Group of Companies, Inc. (the “Company”) completed its offering and sale of $500,000,000 million aggregate principal amount of its 4.20% Senior Notes due 2024 (the “Notes”). The Notes were issued under an indenture, dated as of March 2, 2012, with U.S. Bank National Association, as trustee (the “Trustee”) (the “Base Indenture”), which is incorporated by reference as Exhibit 4.1 hereto, and a supplemental indenture, dated as of April 3, 2014, between the Company and the Trustee (the “Supplemental Indenture”), which is filed as Exhibit 4.2 hereto.

The Notes are unsecured senior obligations of the Company, and rank senior in right of payment to all existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the Notes and equally in right of payment with all other unsecured senior indebtedness of the Company. The Notes mature on April 15, 2024 and bear interest at an annual rate of 4.20%. The Company will pay interest on the Notes semi-annually on April 15 and October 15 of each year, commencing October 15, 2014.

The Notes are not entitled to any mandatory redemption or sinking fund payments. At any time or from time to time, the Notes are redeemable at the Company’s option, as a whole or in part, on at least 30 days’, but not more than 60 days’, prior notice to each holder at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments on such Notes discounted to the date of redemption at a rate equal to the sum of the applicable rate on U.S. Treasury securities specified in the Supplemental Indenture, plus 25 basis points, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Upon the occurrence of a change of control repurchase event (defined and described more fully in the Supplemental Indenture to mean certain changes in control of the Company that result in ratings downgrades) with respect to the Notes, each holder of the Notes will have the right to require the Company to purchase that holder’s Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase, unless the Company has exercised its option to redeem all the Notes.

In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company or certain of its majority-owned subsidiaries, all outstanding Notes will become due and payable immediately. If any other event of default specified in the Base Indenture and the Supplemental Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal of all Notes immediately due and payable.

The Base Indenture and Supplemental Indenture contain certain limitations on the ability of the Company and certain majority-owned subsidiaries to grant liens without equally securing the Notes, or to enter into certain sale and lease-back transactions. These covenants are subject to a number of important exceptions and limitations, as further provided in the Base Indenture and Supplemental Indenture, as applicable.

The foregoing description of the Notes, the Base Indenture and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to such documents.

Item 2.03. Creation of Direct Financial Obligation.

The Company issued $500,000,000 million in aggregate principal amount of the Notes, which are governed by the Base Indenture and the Supplemental Indenture, in an underwritten public offering on April 3, 2014.

Additional information included in Item 1.01 above regarding the Notes is incorporated by reference into this Item 2.03, and the foregoing description of the Notes is qualified in its entirety by reference to the Base Indenture, the Supplemental Indenture and the form of Global Note, which is included as part of Exhibit 4.2 filed herewith.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation.

On April 3, 2014, the Company announced that it is exercising its option to redeem all of its 6.25% Senior Notes due 2014 (the “2014 Notes”). Pursuant to Article 11 of the indenture dated as of November 12, 2004 (the “2004 Base Indenture”) between the Company and SunTrust Bank (to the interests of which as indenture trustee U.S. Bank National Association has succeeded), Section 2.02(3) of the Second Supplemental Indenture dated as of November 18, 2004 (the “Second Supplemental Indenture”, and, together with the 2004 Base Indenture, the “2004 Indenture”) between the Company and SunTrust Bank (to the interests of which as indenture trustee U.S. Bank National Association has succeeded), and Paragraphs 5 and 6 of the 2014 Notes, the Company issued a redemption notice announcing that it will redeem all of the 2014 Notes, of which an aggregate principal amount of $350,000,000 is outstanding. The redemption date is May 5, 2014.

The redemption price will be equal to the greater of (1) 100% of the principal amount of the 2014 Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2014 Notes to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in the 2014 Notes), plus 30 basis points, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date. The Adjusted Treasury Rate will be calculated on the third business day preceding the redemption date. The accrued interest on each $1,000 principal amount of the 2014 Notes payable on the redemption date will be approximately $29.51.

A copy of the notice announcing redemption of the 2014 Notes is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01. Other Events.

On April 3, 2014, the Company issued a press release announcing the completion of its previously announced offering of the Notes and the exercise of the Company’s option to redeem all the 2014 Notes. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit 4.1	Senior Debt Indenture between the Company and U.S. Bank National Association, as Trustee, dated as of March 2, 2012 (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the SEC on March 2, 2012).

Exhibit 4.2	Fourth Supplemental Indenture between the Company and U.S. Bank National Association, as Trustee, dated as of April 3, 2014.

Exhibit 4.3	Form of Global Note representing 4.20% Senior Notes due 2024 (included as part of Exhibit 4.2).

Exhibit 5.1	Opinion of Willkie Farr & Gallagher LLP.

Exhibit 5.2	Consent of Willkie Farr & Gallagher LLP (included as part of Exhibit 5.1).

Exhibit 99.1	Notice of Redemption, dated April 3, 2014 (filed pursuant to Item 2.04).

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.2	Press Release, dated April 3, 2014 (filed pursuant to Item 8.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: April 3, 2014	By:	/s/ Andrew Bonzani
	Name:	Andrew Bonzani
	Title:	Senior Vice President, General Counsel and Secretary